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                                                                      EXHIBIT 12
                   NEXTEL COMMUNICATONS INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (dollars in thousands)


                                                                       Fiscal Year         Nine Months
                                                                          Ended              Ended
                                                                        March 31,          December 31,
                                                                           1994               1994
                                                                       ----------         ----------
Loss from continuing operations before
      income tax benefit, equity in unconsolidated
      subsidiaries, and minority interests                                (78,341)          (197,194)

Add:
      Interest expense on indebtedness (including amortization of
      debt expense and discount)                                           29,891             69,491
      Portion of rent expense representative of interest (30%)              2,456             11,100
                                                                       ==========         ==========
Earnings as adjusted                                                      (45,994)          (116,603)
                                                                       ==========         ==========

Preferred stock dividends                                                     -                  -
      Effective income tax (benefit) provision rate                         78.5%              73.4%
                                                                       ----------         ----------
      Preferred stock dividends on pretax basis                               -                  -

Fixed Charges:
      Interest expense on indebtedness (including amortization of
      debt expense and discount)                                           29,891             69,491
      Portion of rent expense representative of interest (30%)              2,456             11,100
      Capitalized interest                                                  7,800             21,300

                                                                       ==========         ==========
Fixed charges and preferred stock dividends                                40,147            101,891
                                                                       ==========         ==========


Ratio of earnings to fixed charges and preferred stock dividends            (1.15)             (1.14)


Deficiency                                                                 86,141            218,494


                                                                                      Year Ended December 31,
                                                                          1995               1996            1997         1998
                                                                       ----------         ----------      ----------     -------
Loss from continuing operations before
      income tax benefit, equity in unconsolidated
      subsidiaries, and minority interests                               (531,767)          (852,041)     (1,298,341)  (1,715,713)

Add:
      Interest expense on indebtedness (including amortization of
      debt expense and discount)                                          115,034            227,495         407,805      656,080
      Portion of rent expense representative of interest (30%)             17,670             25,350          35,820       54,510
                                                                       ==========         ==========      ==========   ==========
Earnings as adjusted                                                     (399,063)          (599,196)       (854,716)  (1,005,123)
                                                                       ==========         ==========      ==========   ==========

Preferred stock dividends                                                     -                  -            29,119      149,161
      Effective income tax (benefit) provision rate                        72.6%              73.8%          124.6%        89.9%
                                                                       ----------         ----------      ----------   ----------
      Preferred stock dividends on pretax basis                               -                  -            36,290      134,116

Fixed Charges:
      Interest expense on indebtedness (including amortization of
      debt expense and discount)                                          115,034            227,495         407,805      656,080
      Portion of rent expense representative of interest (30%)             17,670             25,350          35,820       54,510
      Capitalized interest                                                 31,000             32,900          43,000       55,200
                                                                       ==========         ==========      ==========   ==========
Fixed charges and preferred stock dividends                               163,704            285,745         522,915      899,906
                                                                       ==========         ==========      ==========   ==========


Ratio of earnings to fixed charges and preferred stock dividends            (2.44)             (2.10)          (1.63)       (1.12)


Deficiency                                                                562,767            884,941       1,377,631    1,905,029
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